Exhibit 4.2

International Lease Finance Corporation

Officers’ Certificate

March 11, 2013

The undersigned, Frederick S. Cromer and Pamela S. Hendry, do hereby certify that they are the duly appointed and acting President and the duly appointed and acting Senior Vice President, Treasurer and Assistant Secretary, respectively, of International Lease Finance Corporation, a California corporation (the “Company”).  Each of the undersigned also hereby certifies, in such person’s capacity as such officer of the Company, pursuant to Sections 301 and 303 of the Indenture, dated as of August 1, 2006, as supplemented by the First Supplemental Indenture, dated as of August 20, 2010, the Second Supplemental Indenture, dated as of December 7, 2010, the Third Supplemental Indenture, dated as of May 24, 2011, the Fourth Supplemental Indenture, dated as of December 22, 2011, the Fifth Supplemental Indenture, dated as of March 19, 2012, the Sixth Supplemental Indenture, dated as of August 21, 2012 and the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”), dated as of March 11, 2013 (as supplemented, the “Indenture”), each between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), that:

A.                                    There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company (a copy of such resolutions is attached hereto as Exhibit A) the following series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, as follows:

a.              $750,000,000 aggregate principal amount of the 3.875% Senior Notes due 2018 (the “2018 Notes”); and

b.              $500,000,000 aggregate principal amount of the 4.625% Senior Notes due 2021 (the “2021 Notes”, and together with the 2018 Notes, the “Notes”);

B.                                    The terms of the Notes shall be as follows:

(1)                                 the title of the 2018 Notes is “3.875% Senior Notes due 2018” and the title of the 2021 Notes is “4.625% Senior Notes due 2021”;

(2)                                 the initial aggregate principal amount of the 2018 Notes which may be authenticated and delivered under the Indenture (except for 2018 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2018 Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any 2018 Notes which, pursuant to Section 303 of the Indenture, shall not have been issued and sold by the Company and are therefore deemed never to have been authenticated and delivered hereunder) is $750,000,000; the Company may, from time to time, without the consent of the holders of the 2018 Notes, issue additional Securities having the same ranking, interest rate, maturity and other terms as the 2018 Notes;

(3)                                 the initial aggregate principal amount of the 2021 Notes which may be authenticated and delivered under the Indenture (except for 2021 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2021 Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any 2021 Notes which, pursuant to Section 303 of the Indenture, shall not have been issued and sold by the Company and are therefore deemed never to have been authenticated and delivered hereunder) is $500,000,000; the Company may, from time to time, without the consent of the holders of the 2021 Notes, issue additional Securities having the same ranking, interest rate, maturity and other terms as the 2021 Notes;

(4)                                 (a) the principal of the 2018 Notes is payable in full on April 15, 2018;

(b) the principal of the 2021 Notes is payable in full on April 15, 2021;

(5)                                 the 2018 Notes will bear interest at a rate of 3.875% per year and the 2021 Notes will bear interest at a rate of 4.625% per year, and interest on both the 2018 Notes and the 2021 Notes will be payable semi-annually, in cash in arrears, on April 15 and October 15 of each year, beginning on October 15, 2013, to the persons in whose name the respective Notes are registered at the close of business on the immediately preceding April 1 and October 1, respectively. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months; interest on the Notes will accrue from and including the date the Notes are issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date; if an interest payment date falls on a day that is not a Business Day, the interest payment will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay;

(6)                                 all payments in respect of a certificated Note (including principal and interest) shall be made at the office of the Trustee, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of 2018 Notes or $1,000,000 aggregate principal amount of 2021 Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion);

(7)                                 the Notes are not subject to redemption prior to their stated maturity;

(8)                                 the Notes are not subject to any mandatory sinking fund;

(9)                                 the Notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount; and

(10)                          the Notes shall be issued in the form of one or more Global Securities and will be registered in the name of a nominee of DTC, New York, New York. Such Global Securities may be exchanged in whole or in part for individual Securities only on the terms and conditions set forth in the Indenture.  The initial Depositary for such Global Securities shall be The Depository Trust Company.

C.                                    The form of the Global Securities is attached hereto as Exhibit B-1 and Exhibit B-2 for the 2018 Notes and 2021 Notes, respectively.

D.                                    The foregoing form and terms of the Securities have been established in conformity with the provisions of the Indenture.

E.                                     Each of the undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and delivered herewith.  In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent to be satisfied by the Company provided in the Indenture relating to the establishment, authentication and delivery by the Trustee of a series of Securities under the Indenture, designated as the Securities in this Officers’ Certificate, and the execution of the Seventh Supplemental Indenture have been complied with.  In the opinion of each of the undersigned, all such conditions precedent to be satisfied by the Company have been complied with.

The undersigned Assistant Secretary, by execution of this Certificate, hereby certifies the actions taken by the Board of Directors of the Company in authorizing and approving the specific terms of the Securities.

Capitalized terms herein not defined herein shall have the meanings assigned to such terms in the Indenture.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have signed this Officers’ Certificate as of the date first written above.

By:	/s/ Elias Habayeb
Name: Elias Habayeb
Title: Senior Vice President and Chief Financial Officer

By:	/s/ Pamela S. Hendry
Name: Pamela S. Hendry
Title: Senior Vice President, Treasurer and Assistant Secretary